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                                                                    EXHIBIT 4.12

                 [FORM OF SUBORDINATED GUARANTEED DEBT SECURITY]

                          [FACE OF [NOTE] [DEBENTURE]]

PRINCIPAL AMOUNT: _________
CUSIP: _________
No.: _________

[Unless and until it is exchanged in whole or in part for [Notes] [Debentures] in definitive registered form, this [Note] [Debenture] may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.]

                  CREDIT SUISSE GROUP FINANCE (DELAWARE) LLC I

                                   __% [Note]
                            [Sinking Fund Debenture]
                                  Due _________

                     GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                        PREMIUM, IF ANY, AND INTEREST BY
                               CREDIT SUISSE GROUP

          CREDIT SUISSE GROUP FINANCE (DELAWARE) LLC I, a limited liability company organized under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ________, or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of _______ dollars on _______________, in the coin or currency of the United States, and to pay interest, semi-annually on ______ and ______ of each year, commencing __________, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this [Note] [Debenture], from the _____ or the ______, as the case may be, next preceding the date of this [Note] [Debenture] to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this [Note] [Debenture], or unless no interest has been paid or duly provided for on these [Notes] [Debentures], in which case from __________, until payment of said principal sum has been made or duly provided for; PROVIDED, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security register or by wire transfer as provided in the Indenture. Notwithstanding the foregoing, if the date hereof is after the __th day of _____ or ______, as the case may be, and before the following ______ or ______, this [Note] [Debenture] shall bear interest from such ______ or ______; PROVIDED, that if the Company shall default in the payment of interest due on such _____ or _____, then this [Note] [Debenture] shall bear interest from the next preceding

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_____ or _____, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these [Notes] [Debentures], from ________. The interest so payable on any ____ or ____ will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this [Note] [Debenture] is registered at the close of business on the ____ or ______, as the case may be, next preceding such _____ or ______, whether or not such day is a Business Day.

          Reference is made to the further provisions of this [Note] [Debenture] set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This [Note] [Debenture] shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

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          IN WITNESS WHEREOF, CREDIT SUISSE GROUP FINANCE (DELAWARE) LLC I has
caused this [Note][Debenture] to be duly executed.

                                                CREDIT SUISSE GROUP FINANCE
                                                (DELAWARE) LLC I

                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                                                JPMORGAN CHASE BANK,
                                                as Trustee


                                                By:
                                                   -----------------------------
                                                    Authorized Officer

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                         REVERSE OF [NOTE] [DEBENTURE]]

                  CREDIT SUISSE GROUP FINANCE (DELAWARE) LLC I

                                   __% [Note]
                            [Sinking Fund Debenture]
                                  Due_________

                     GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                        PREMIUM, IF ANY, AND INTEREST BY
                               CREDIT SUISSE GROUP

          This [Note] [Sinking Fund Debenture] is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to a subordinated indenture dated as of __________, 2002 (herein called the "Indenture"), among the Company, Credit Suisse Group, as guarantor (the "Guarantor," which term includes any successor guarantor under the Indenture) and JPMorgan Chase Bank, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, including the Guarantee endorsed hereon. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This [Note] [Debenture] is one of a series designated as the ___% [Notes] [Sinking Fund Debentures] Due _______ of the Company, limited in aggregate principal amount to $__________.

          Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this [Note] [Debenture]. If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          In case an Event of Default (as defined in the Indenture) with respect to the ___% [Notes] [Sinking Fund Debentures] Due ____ shall have occurred and be continuing, the Principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this [Note] [Sinking Fund Debenture] are Guaranteed pursuant to the Guarantee endorsed hereon.

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          The Indenture contains provisions which provide that, without prior notice to any Holders, the Company, the Guarantor and the Trustee may amend the Indenture, the Guarantee and the Securities of any series with the written consent of the Holders of a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as then may be accelerated) of the outstanding Securities of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as then may be accelerated) of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company and the Guarantor with any provision of the Indenture, the Guarantee or the Securities of such series; PROVIDED that, without the consent of each Holder of the Securities of each series affected thereby, an amendment or waiver, including a waiver of past defaults, may not: (i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder's Security, or reduce the Principal thereof or the rate of interest thereon (including any amount in respect of original issue discount), or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the Principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceedings, or change any place of payment where, or the currency in which, any Security or the interest thereon is payable, modify any right to convert or exchange such Holder's Security for another security to the detriment of the Holder, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

          It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the Principal as is then accelerable) of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

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          The Indenture provides that a series of Securities may include one or more tranches (each a "tranche") of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to a Board Resolution or a supplemental indenture establishing such series or tranche.

          The Company, for itself and its successors, and each Holder, by accepting the [Notes] [Debentures], agrees that the payment of the Principal of and interest on the [Notes] [Debentures] is subordinated, to the extent and in the manner provided in the Indenture, to the right of payment in full of all present and future Senior Indebtedness, and that the subordination provisions in the Indenture are for the benefit of the Holders of Senior Indebtedness.

          No reference herein to the Indenture and no provision of this [Note] [Debenture] or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and interest on this [Note] [Debenture] in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          The [Notes] [Debentures] are issuable initially only in registered form without coupons in denominations of [$1,000] or any integral multiple thereof and are transferable and exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

          [This [Note] [Debenture] will not be redeemable at the option of the Company prior to maturity.] [This [Note] [Debenture] is redeemable prior to maturity ___________.] [This Debenture is entitled to the benefits of a mandatory sinking fund as follows: ____________.]

          Upon due presentment for registration of transfer of this [Note] [Debenture] at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new [Note or Notes] [Debenture or Debentures] of authorized denominations for an equal aggregate principal amount and with the Guarantee endorsed thereon will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this [Note] [Debenture] (whether or not this [Note] [Debenture] shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving

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payment of, or on account of, the Principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and none of the Company, the Guarantor or the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any [Note] [Debenture], or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company, of the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

          The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this [Note] [Debenture].

                             SUBORDINATED GUARANTEE

                                       OF

                               CREDIT SUISSE GROUP

For value received, Credit Suisse Group, a company organized under the laws of Switzerland, having its principal executive offices at Paradeplatz 8, P.O. Box 1, CH 8070, Zurich, Switzerland (herein called the "Guarantor," which term includes any Person as a successor Guarantor under the Indenture referred to in the Security upon which this Guarantee is endorsed), subject to the prior payment in full of all its existing and future Guarantor Senior Indebtedness and to the subordination provisions contained in Article 12 of the Indenture, hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the Principal of and interest on such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the stated maturity date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Credit Suisse Group Finance (Delaware) LLC I, a limited liability company organized under the laws of the State of Delaware (herein called the "Borrower", which term includes any successor Person under such Indenture), to punctually make any such payment of Principal or interest or any such sinking fund or analogous payment, the Guarantor hereby agrees, subject to the subordination provisions contained in Article 12 of the Indenture, to cause any such payment

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to be made punctually when and as the same shall become due and payable, whether on the stated maturity date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Borrower.

The indebtedness evidenced by this Guarantee is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Guarantor Senior Indebtedness, and this Guarantee is issued subject to the subordination provisions of Article 12 of the Indenture with respect thereto. The Holder of the Security upon which this Guarantee is endorsed, by accepting the same, (i) agrees to and shall be bound by, such provisions, (ii) authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (iii) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes. The Holder hereof, by his, her or its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Guarantor Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Subject to the subordination provisions of Article 12 of the Indenture, the Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Borrower with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or Guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the Principal amount of such Security, or increase the interest rate thereon, or alter the stated maturity date thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Article 7 of such Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the Principal of and interest on such Security. This Guarantee is a guarantee of payment and not of collection.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Borrower in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the Principal of and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture

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shall alter or impair the guarantees of the Guarantor, which, subject to the subordination provisions of Article 12 of the Indenture, are absolute and unconditional, of the due and punctual payment of the Principal of and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

                                                CREDIT SUISSE GROUP,
                                                as the Guarantor

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

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          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

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--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

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the within [Note] [Debenture] and all rights thereunder, hereby irrevocably constituting and appointing

__________________________________________________________________attorney to transfer such [Note] [Debenture] on the books of the Issuer, with full power of substitution in the premises.

                                                Signature:

Dated:
      ---------------------------------         --------------------------------

                                                NOTICE: The signature to this
                                                assignment must correspond with
                                                the name as written upon the
                                                face of the within [Note]
                                                [Debenture] in every particular
                                                without alteration or
                                                enlargement or any change
                                                whatsoever.